SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934

                                (Amendment No. ______)

Filed by the Registrant    [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under ss. 240.14a-12

                                 FX Energy, Inc.
       ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       n/a
          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange  Act Rules  14a-6(i) and 0-11.

          1)   Title of each class of securities to which transaction applies:

               ________________________________________________________________
          2)   Aggregate number of securities to which transaction applies:

               ________________________________________________________________
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               ________________________________________________________________
          4)   Proposed maximum aggregate value of transaction:

               ________________________________________________________________
          5)   Total fee paid:

               ________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: __________________________________________
     2)  Form, Schedule, or Registration Statement No.: ___________________
     3)  Filing Party: ____________________________________________________
     4)  Date Filed: ______________________________________________________

                                 FX ENERGY, INC.

                                 April 20, 2001

Dear FX Energy Stockholder:

         Our 2000 Annual Report and our Proxy Statement for the 2001 Annual Stockholders' Meeting of FX Energy, Inc. are enclosed. At this meeting, we will seek your support for the election of directors and for the approval of our 2000 Stock Option Plan.

         These are important considerations for all stockholders. Therefore, the Board of Directors urges you to review each of these proposals carefully. The enclosed proxy statement discusses the intended benefits as well as possible disadvantages of these proposals.

         Your Board of Directors believes that the adoption of all of the proposals is in the best interests of all stockholders.

Sincerely,

FX ENERGY, INC.
David N. Pierce
President

                                 FX ENERGY, INC.
                         3006 HIGHLAND DRIVE, SUITE 206
                           SALT LAKE CITY, UTAH 84106

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2001

To the Stockholders of FX Energy, Inc.:

         The 2001 Annual Stockholders' Meeting (the "Annual Meeting") of FX Energy, Inc. (the "Company"), will be held in the Sawtooth Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on June 5, 2001. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

         (1) to elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

         (2)      to approve  the FX Energy,  Inc.  2000 Stock  Option and Award
                  Plan; and

         (3) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Only owners of record of the 17,680,235 shares of FX Energy's common stock outstanding as of the close of business on April 13, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

         Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business.

         The attendance at and/or vote of each stockholder at the Annual Meeting is important, and each stockholder is encouraged to attend.

                                        FX ENERGY, INC.
                                        By Order of the Board of Directors
                                        Scott J. Duncan, Secretary
                                        Salt Lake City, Utah
                                        April 20, 2001


--------------------------------------------------------------------------------
                                    IMPORTANT
Regardless of whether you plan to attend the meeting in person, please fill in, sign, date and return the enclosed proxy promptly in the self-addressed, stamped envelope provided. No postage is required if mailed in the United States.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 SPECIAL REQUEST
If your shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.
--------------------------------------------------------------------------------

                                 FX ENERGY, INC.
                         3006 HIGHLAND DRIVE, SUITE 206
                            SALT LAKE CITY, UT 84106

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the management of FX Energy, Inc., to be voted at the Annual Meeting to be held in the Sawtooth Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on June 5, 2001, at 10 a.m., local time, or at any adjournment thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, the proxy will be voted as follows at the Annual Meeting:

         (1) FOR the election of three nominees of management set forth herein as directors of FX Energy to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

         (2) FOR the approval of the FX Energy, Inc. 2000 Stock Option and Award Plan; and

         (3) IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

         The enclosed proxy, even though executed and returned to FX Energy, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of FX Energy, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to FX Energy without specific direction, the proxy will be voted in accordance with the Board of Directors' recommendations as set forth above.

         The entire expense of this proxy solicitation will be borne by FX Energy. In addition to this solicitation, officers, directors and regular employees of FX Energy, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone or in person. This proxy statement and form of proxy were first mailed to stockholders on or about April 23, 2001.

         Only holders of FX Energy's 17,680,235 shares of common stock, par value $0.001, outstanding as of the close of business on April 13, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Holders of at least a majority of the 17,680,235 shares of common stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

         All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker nonvotes. Under Nevada corporate law and FX Energy's Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the shares present at the Annual Meeting. Certain specified matters are considered approved by the stockholders if approved by the holders of a majority of the outstanding common stock at a meeting of the stockholders at which a quorum is present. All other matters are considered approved by the stockholders if approved by the holders of a majority of the shares present at a meeting of the stockholders at which a quorum is present. Therefore, abstentions and broker nonvotes will have the same legal effect as a vote against matters other than the election of directors; abstentions and broker nonvotes will not be counted for the election of directors.

         Officers and directors holding an aggregate of 886,420 shares of common stock, or approximately 4.0% of the outstanding shares, have indicated their intent to vote in favor of all proposals.

                              ELECTION OF DIRECTORS

General

         FX Energy's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, three directors will be elected to serve three-year terms.

         Votes will be cast, pursuant to authority granted by the enclosed proxy when properly executed and returned to FX Energy, for the election of the nominees named below as directors of FX Energy, except as otherwise specified in the proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the Board of Directors. The officers of FX Energy are elected at the Annual Meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to FX Energy. Biographical information and business experience for the last five years of each person nominated and for each director whose term of office will continue after the Annual Meeting is discussed below. (See "Principal Stockholders.")

Executive Officers, Directors and Nominees

         The Board of Directors' nominees for election as directors of FX Energy at the Annual Meeting are Thomas B. Lovejoy, Scott J. Duncan and Dennis B. Goldstein. The following table sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of FX Energy who has served in such position since FX Energy's last fiscal year:

         David N. Pierce, age 55. President and Chairman of the Board of Directors of FX Energy since 1992. For over three years prior to 1992, Vice-President and a director of FX Energy's predecessor, Frontier Exploration Company, co-founded with his brother, Andrew W. Pierce, in January 1989. Executive capacities with privately held oil and gas companies since 1979. An attorney with over 25 years of experience in natural resources, securities and international business law. Graduate of Princeton University and Stanford Law School. David N. Pierce's term expires in 2002.

         Andrew W. Pierce, age 53. Vice-President, Chief Operating Officer and a director of FX Energy since 1992. For over three years prior to 1992, President and a director of FX Energy's predecessor, Frontier Exploration Company, co-founded with his brother, David N. Pierce, in January 1989, which was acquired by FX Energy in 1992. Over 25 years of experience in oil and gas exploration, drilling, production and leasing experience, with primary management and line responsibility for drilling and completion activities in the western United States. Andrew W. Pierce's term expires in 2003.

         Thomas B. Lovejoy, age 64. Vice-chairman of the Board of Directors since 1995, Chief Financial Officer since 1999 and consultant to FX Energy from 1995 to 1999. Between 1992 and 1999, principal of Lovejoy & Associates, Inc., Greenwich, Connecticut, which provided financial strategic advice respecting private placements, mergers and acquisitions. From 1989 through 1992, Managing Director and head of natural resource, utility and mining groups of Prudential Securities, Inc., New York City. From 1980 through 1988, Managing Director and head of the energy and natural resources group of Paine Webber, Inc. Since 1993, director of Scaltech, Inc., Houston, Texas, a processor of petroleum refinery oil waste. Graduate of Massachusetts Institute of Technology and Harvard Business School. Thomas B. Lovejoy's term expires in 2001.

         Jerzy B. Maciolek, age 50. Vice-President of International Exploration and a director of FX Energy. Employed by FX Energy since September 1995. Instrumental in FX Energy's exploration efforts in Poland. Member of the advisory board of the Polish Oil and Gas Company. Prior to becoming a Company employee, a private consultant for over five years, including consulting on exploration projects in the western United States, the hydrocarbon potential of Poland and Kazakhstan and developing applied integrated geophysical interpretations over gold mines in Nevada, California and Mexico. Graduate of the Mining and Metallurgy Academy in Krakow, Poland. Jerzy B. Maciolek's term expires in 2003.

         Scott J. Duncan, age 52. Vice-President Investor Relations, Secretary and a director of FX Energy. Financial consultant to FX Energy from its inception through April 1993, when he became FX Energy's Treasurer until December 1998. Prior to becoming a consultant with FX Energy, an executive and director of several small businesses in Salt Lake City. Graduate of the University of Utah School of Business. Scott J. Duncan's term expires in 2001.

         Dennis L. Tatum, age 39. Vice-President, Treasurer and a director of FX Energy. Joined FX Energy in March 1997 as controller prior to becoming Treasurer in December 1998. From 1989 through 1997, employed by Zilkha Energy in Houston, Texas, a private oil and gas firm with interests in the Gulf of Mexico. From 1983 through 1989, employed by private and publicly held gas firms in Texas with domestic and international interests. Graduate of the University of Texas at Tyler. CPA license from the state of Texas. Series 7 securities license 1994 through 1998. Dennis L. Tatum's term expires in 2002.

         Peter L. Raven, age 62. Retired, President of American Ultramar. From 1957 through 1985, various positions with Ultramar, PLC, London, England, a fully integrated oil and gas company, and its U.K. and American held subsidiaries, including Chief Financial Officer of Ultramar PLC. From 1985 through 1988, Executive Vice-President, and from 1988 through 1992, President of American Ultramar. Graduate of the Downside School in England, the Institute of Chartered Accountants, and the Harvard Business School Advanced Management Program. Peter L. Raven is a member of FX Energy's Audit Committee and Compensation Committee. His term expires in 2002.

         Jay W. Decker, age 49. President of Patina Oil & Gas Corporation, an independent oil and gas company, Denver, Colorado, since March 1998, and a director since May 1996. From September 1995 through March 1998, Executive Vice-President and a director of Hugoton Energy Corporation, an independent oil company, Denver, Colorado. Prior to 1995, various executive capacities with several domestically based oil and gas companies. Graduate of the University of Wyoming. Jay W. Decker is a member of FX Energy's Audit Committee and Compensation Committee. His term expires in 2003.

         Dennis B. Goldstein, age 55. Vice-President and corporate counsel, Homestake Mining Company, a Walnut Creek, California based international gold mining company, since 1976. Instrumental in Homestake's gold exploration activities conducted in Poland during 1998 and 1999. Graduate of Brown
University, Stanford University Law School and the Executive Program of the Stanford Graduate School of Business. Member of California Bar Association. Dennis B. Goldstein is a member of FX Energy's Audit Committee and Compensation Committee. His term expires in 2001.

Board of Directors Meetings and Committees

Board of Directors

         The Board of Directors had four meetings during 2000 and one meeting to date in 2001. The directors also discussed the business and affairs of FX Energy informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. Jerzy B. Maciolek, a director and Vice President of International Exploration of FX Energy, who is responsible for FX Energy's day-to-day activities in Poland, consulted with the members of the Board of Directors informally from time to time during 2000, but did not attend any formal meeting.

Audit Committee

         On November 2, 1999, the Board of Directors formally adopted a written Audit Committee Charter, which is included in Appendix A of this report. The
Audit Committee of the Board of Directors is composed of three independent directors appointed by the Board of Directors, Peter L. Raven, Jay W. Decker and Dennis B. Goldstein. The Audit Committee recommends the selection of independent auditors, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related party transactions, where appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee's responsibilities also include the development of policies and procedures for compliance by FX Energy and its officers and directors with applicable laws and regulations. The Audit Committee met once during 2000 and has met once to date in 2001 in addition to several informal telephone meetings throughout 2000 and early 2001 to review the results of the audit of the 2000 financial statements of FX Energy by its independent accountants and other related matters.

Compensation Committee

         The Compensation Committee has the responsibility to review performance of senior management, recommend compensation, and develop compensation strategies and alternatives throughout FX Energy. The Compensation Committee met once during 2000 and once to date during 2001 in addition to several informal telephone meetings throughout 2000 and early 2001 to review FX Energy's compensation programs and to consider and approve salaries, stock option grants and bonus payments related to 2000 and 2001. The Compensation Committee of the Board of Directors is composed of three independent directors appointed by the Board of Directors, Peter L. Raven, Jay W. Decker and Dennis B. Goldstein.

Rights Redemption Committee

         In connection with the adoption of a Stockholder Rights Plan, the Board of Directors formed a Rights Redemption Committee during 1997 to perform certain functions in accordance with such plan. The Rights Redemption Committee is comprised of five directors appointed by the Board of Directors, David N. Pierce, Andrew W. Pierce, Thomas B. Lovejoy, Peter L. Raven and Jay W. Decker. The Rights Redemption Committee has not met.

Vote Required

         Directors are elected by the affirmative vote of the holders of a plurality of the shares of common stock voted at the Annual Meeting. Abstentions and broker nonvotes will not be counted in the election of directors.

         The Board of Directors recommends a vote "FOR" the election of the nominees of management, Thomas B. Lovejoy, Scott J. Duncan and Dennis B. Goldstein, as directors of FX Energy, to serve in such capacities until the expiration of their term and until their successors are elected and qualified.

Certain Relationships and Related Transactions

         Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's-length negotiations.

Consulting Agreement

         FX Energy has engaged Dennis B. Goldstein to provide special legal services from time to time, not to exceed an aggregate of $60,000 per year.

Officer Option Exercises and Loans to Officers

         On February 17, 1998, two of FX Energy's officers exercised options to purchase 300,000 shares of FX Energy's common stock at $1.50 per share that were scheduled to expire on May 6, 1998. The officers paid for the cost of exercising the options by utilizing a contractual bonus of $100,000 each issued to them during 1997 and signing a full recourse note payable to FX Energy for $125,000 each with interest accrued at 7.7%. On April 10, 1998, in consideration of the agreement of the two officers to not sell FX Energy's common stock in market transactions, FX Energy agreed to advance the officers, on a nonrecourse basis, additional funds to cover their tax liabilities and other considerations. As of December 31, 1999, the officers had been advanced a total amount of $1,838,000. The carrying value of the notes receivable from officers was $773,000 as of December 28, 2000, including principal of $1,838,000 and accrued interest of $339,000, which was reduced by an impairment allowance of $1,404,000 based on the market value of 233,340 shares of FX Energy's common stock held as collateral. On December 28, 2000, the officers surrendered the collateralized shares to FX Energy in return for the cancellation of the notes receivable from officers, and FX Energy recorded 233,340 shares of treasury stock at a cost of $773,000.

Stock Option Extensions

         On August 4, 2000, FX Energy extended the term of options and warrants to purchase 678,000 shares of the Company's common stock that were to expire during 2000 for a period of two years, with a one-year vesting period. In accordance with FIN 44 "Accounting for Certain Transactions Involving Stock Compensation," FX Energy incurred deferred compensation cost of $1.6 million, including $1.0 million covering the intrinsic value applicable to 500,000 options held by executives, $166,000 covering the intrinsic value applicable to 78,000 options held by nonexecutive employees, and $378,000 covering the fair market value calculated using the Black-Scholes model for 100,000 warrants held by a consultant, to be amortized to expense over the one-year vesting period.

         On April 5, 2001, FX Energy extended the term of options to purchase 125,000 shares of the Company's common stock that were to expire during 2001 for a period of two years, with a one-year vesting period. FX Energy incurred deferred compensation cost of $218,750, including $175,000 covering the intrinsic value applicable to 100,000 options held by an executive and $43,750 covering the intrinsic value applicable to 25,000 options held by an nonexecutive employee, to be amortized to expense over the one-year vesting period.

Principal Stockholders

         The following table sets forth, as of the Record Date, the name and shareholdings of each person who owns of record, or was known by FX Energy to own beneficially, 5% or more of the common stock currently outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of common stock, and all such shares are owned beneficially and of record by the named person or group. Options include only vested amounts; unvested options are excluded:

                                             Principal Stockholders, Officers and Directors
                               ----------------------------------------------------------------------------
                                          Nature of Ownership               Percentage of Ownership(2)
                               ----------------------------------------------------------------------------
                                   Common                                  Common
      Beneficial Owner             Stock        Options      Total(1)      Stock     Options(3)   Total
------------------------------ ----------------------------------------------------- ---------- -----------
David N. Pierce(4)..........        70,550       665,000       735,550       0.3%        2.9%       3.2%
Andrew W. Pierce............        65,103       660,001       725,104       0.3         2.9        3.2
Thomas B. Lovejoy(5)........       527,367       260,001       787,368       2.4         1.2        3.5
Jerzy B. Maciolek...........            --       310,001       310,001       0.0         1.4        1.4
Scott L. Duncan(6)..........       175,500       150,001       325,501       0.8         0.7        1.5
Dennis L. Tatum.............         2,500        95,201        97,701       0.0         0.4        0.4
Peter L. Raven..............        40,000        19,334        59,334       0.2         0.1        0.3
Jay W. Decker...............            --        19,334        19,334       0.0         0.1        0.1
Dennis B. Goldstein(7)......         5,400         5,334        10,734       0.0         0.0        0.0
                               ----------------------------------------------------- ---------- -----------
All executive officers and
  directors as a group
  (nine persons).............       886,420     2,184,207     3,070,627       4.0%        8.9%      12.9%
                               ===================================================== ========== ===========
------------------

(1) Except as otherwise noted, shares are owned beneficially and of record and such record stockholder has sole voting, investment and dispositive power.
(2) Calculations of total percentages of ownership outstanding for each individual assumes the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(3) These vested options give the holders the right to acquire shares of common stock at prices ranging from $1.50 to $10.25 per share with various expiration dates ranging from August 2001 to December 2007.
(4) Includes 50,000 shares held by David N. Pierce as custodian for minor children. Mr. Pierce is deemed to hold or share voting and dispositive power over all of such shares. Excludes 14,000 shares held by Mr. Pierce's wife, Mary Phillips, and 2,000 shares held by Mary Phillips as custodian for minor children, of which Mr. Pierce disclaims beneficial ownership.
(5) Includes 41,000 shares held in trust for the benefit of Thomas B. Lovejoy's children, 104,500 shares held in Mr. Lovejoy's IRA account, 10,000 shares held by Mr. Lovejoy's spouse's IRA account, 200,000 shares held by Lovejoy & Associates, Inc. (of which Mr. Lovejoy is sole owner), and 17,500 shares owned by Lovejoy & Associates Profit Sharing Plan. Mr. Lovejoy is deemed to hold dispositive power over all of such shares.
(6) Includes 118,500 shares held by Scott J. Duncan jointly with his wife, Cathy H. Duncan; 6,500 shares held solely by Cathy H. Duncan; and 50,500 shares held by Cathy Duncan as custodian for minor children. Mr. Duncan is deemed to hold or share voting and dispositive power over all of such shares.
(7) Includes 400 shares held by Dennis B. Goldstein as custodian for a minor child. Mr. Goldstein is deemed to hold or share voting and dispositive power over all of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FX Energy's directors and executive officers, and persons who own more than 10% of a registered class of FX Energy's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of FX Energy. Officers, directors and greater than 10% stockholders are required to furnish FX Energy with copies of all Section 16(a) forms they file.

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to FX Energy during or respecting its last fiscal year ended December 31, 2000, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of FX Energy, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that one report filed by David N. Pierce on January 9, 2001, omitted the previously reported indirect ownership of 2,000 shares held of record by his spouse for the benefit of minor children, but with respect to which he disclaims beneficial ownership.

Executive Compensation

Summary Compensation

         The following table sets forth, for the last three fiscal years of FX Energy, the annual and long-term compensation earned by, awarded to, or paid to the person who was Chief Executive Officer of FX Energy and each of the five other highest compensated executive officers of FX Energy as of the end of the last fiscal year (the "Named Executive Officers"):

                                                                            Long-Term Compensation
                           Annual Compensation                             Awards             Payouts
                     ---------------------------------              --------------------- -----------------
        (a)            (b)        (c)         (d)          (e)         (f)        (g)       (h)     (i)
                                                                               Securities            All
                                                                    Restricted Underlying            Other
                     Year                               Other Annual   Stock    Options/   LTIP     Compen-
 Name and Principal  Ended       Salary      Bonus     Compensation   Award(s)    SARs     Payouts   sation
      Position       Dec. 31     ($)(1)      ($)(2)          ($)         ($)     (no.) (3)   ($)    ($)(4)
------------------------------ ----------- ---------------------------------------------- -----------------
David N. Pierce        2000      $218,568    $ 152,600   $     --       --      60,000      --     $10,000
  President            1999       197,466      242,983         --       --      60,000      --       7,409
  (CEO)                1998       185,600      185,760    100,000(5)    --      60,000      --          --

Andrew W. Pierce       2000      $162,655    $  97,800   $     --       --      50,000      --     $10,000
  Vice-President       1999       146,951      151,307         --       --      50,000      --       9,228
  (COO)                1998       134,400      115,200    100,000(5)    --      50,000      --          --

Thomas B. Lovejoy      2000      $162,655    $  89,650   $     --       --      50,000      --     $10,000
  Vice-Chairman        1999       146,951      151,307         --(6)    --      50,000      --       5,878
  (CFO)                1998            --           --         --(6)    --      50,000      --          --

Jerzy B. Maciolek      2000      $162,655    $  97,800   $100,000(7)    --      50,000      --     $10,000
  Vice-President       1999       146,951      151,307    100,000(7)    --      50,000      --       7,149
  Exploration          1998       134,400      115,200    100,000(7)    --      50,000      --          --

Scott L. Duncan        2000      $127,075    $  31,750   $     --       --      50,000      --     $ 8,866
  Vice-President       1999       114,806      118,209         --       --      50,000      --       7,325
  Secretary            1998       105,000       90,000         --       --      50,000      --          --

Dennis L. Tatum        2000      $127,075    $  31,750   $     --       --      50,000      --     $ 8,866
  Vice-President       1999       108,139      118,209         --       --      50,000      --       3,647
  Treasurer            1998        88,000       60,000         --       --      50,000      --          --

-----------------
(1) All 2000 salary amounts include an accrued 7.5% raise effective January 1, 2000, based on each individual's annual salary in effect as of December 31, 1999, as approved by the Board of Directors on November 1, 1999. The 7.5% raise effective January 1, 2000, had not been paid as of the date of this proxy statement.
(2) As of the date of this proxy statement, none of the 2000 bonuses had been paid. All 1999 bonuses were approved by FX Energy's Board of Directors on November 1, 1999. On February 15, 2000, 25% of the approved 1999 bonus was paid. The remaining 75% of the approved 1999 bonus had not been paid as of the date of this proxy statement.
(3)  Includes stock options only.
(4) Includes FX Energy's employer contributions under FX Energy's 401(k) plan. No material benefits are payable on retirement under this plan, which was initiated in mid-1999.
(5) During 1998, David N. Pierce and Andrew W. Pierce each applied a $100,000 bonus, which was awarded to them during 1997, against their exercise of stock options for 150,000 shares each. (See "Certain Relationships and Related Transactions.")

(6)  Excludes  $60,000,  $200,000 and $120,000 paid during 1999,  1998 and 1997, respectively, to Lovejoy & Associates, a consulting firm owned by Mr. Lovejoy, prior to Mr. Lovejoy becoming FX Energy's chief financial officer during 1999.
(7) During 1998, 1999 and 2000, Jerzy B. Maciolek was awarded a $100,000 contractual bonus each year to be used against future stock option exercises or payable in cash in the event his employment with FX Energy is terminated in accordance with his employment contract. There is no such provision in Mr. Maciolek's employment contract for 2001. As of December 31, 2000, FX Energy had accrued a contractual bonus of $300,000, as Mr. Maciolek had not used the contractual bonus.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to the Named Executive Officers of FX Energy:

                                Individual Grants
------------------------------------------------------------------------------------------------------------
          (a)                   (b)           (c)(1)          (d)          (e)
                                             Percent of                              Potential Realizable
                             Number of      Total Options/                           Value at Assumed Rates
                             Securities      SARs Granted    Exercise                of Share Price
                             Underlying     to Employees     or Base                Appreciation for Option
                            Options/SARs       During          Price   Expiration          Term ($)
         Name               Granted (#)      Fiscal Year   ($/share)      Date         5%           10%
------------------------  ---------------  --------------  ----------  ----------  ------------ ------------
David N. Pierce........       60,000          12.5%          $4.0625   10/18/07       $99,231     $231,250
Andrew W. Pierce.......       50,000          10.5            4.0625   10/18/07        82,692      192,708
Thomas B. Lovejoy......       50,000          10.5            4.0625   10/18/07        82,692      192,708
Jerzy B. Maciolek......       50,000          10.5            4.0625   10/18/07        82,692      192,708
Scott J. Duncan........       50,000          10.5            4.0625   10/18/07        82,692      192,708
Dennis L. Tatum........       50,000          10.5            4.0625   10/18/07        82,692      192,708

----------------------
(1) Includes stock options granted during 2000 only. Excludes stock options expiring during 2000 that were extended for a period of two years with a one year vesting period on August 2, 2000.

Aggregate  Option/SAR  Exercises  in Last  Fiscal Year and  Year-end  Option/SAR
Values

         The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers and the fiscal year-end values of unexercised options and SARs:

           (a)                (b)          (c)                 (d)                         (e)
                                                       Number of Securities
                            Shares                      Underlying Unexercised       Value of Unexercised
                           Acquired                    Options/SARs at Fiscal    In-the-Money Options/SARs
                               on         Value            Year-End (#)           at Fiscal Year-End ($)
                            Exercise     Realized          Exercisable/                Exercisable/
          Name                (#)          ($)           Unexercisable(1)            Unexercisable(2)
 ------------------------  -----------  -----------  -------------------------  ---------------------------
 David N. Pierce.......        --           --         665,000 / 220,000(3)         $ 281,250 / $56,250
 Andrew W. Pierce......        --           --         660,001 / 149,999(4)           281,250 / 28,125
 Thomas B. Lovejoy.....        --           --         360,001 / 249,999(5)           112,500 / 84,375
 Jerzy B. Maciolek.....        --           --         310,001 / 249,999(6)              --   / 309,375
 Scott J. Duncan.......        --           --         150,001 / 149,999(7)              --   /  28,125
 Dennis L. Tatum.......        --           --          95,201 /  99,999(8)              --   /    --

----------------------
(1)  Includes stock options only.
(2) Based on the closing sales price for the common stock of $3.5625 on December 31, 2000.
(3) Consists of options to purchase common stock as follows: 50,000 shares at $8.875 per share expiring on November 5, 2001; 100,000 shares at $3.00 per share exercisable on August 3, 2001, and expiring on August 3, 2002; 500,000 shares at $3.00 per share expiring on June 9, 2004; 55,000 shares at $6.625 per share expiring on December 1, 2004; 60,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999, and expiring on November 10, 2005; 60,000 shares at

     $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 60,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.
(4) Consists of options to purchase common stock as follows: 65,000 shares at $8.875 per share expiring on November 5, 2001; 50,000 shares at $3.00 per share exercisable on August 3, 2001, and expiring on August 3, 2002; 500,000 shares at $3.00 per share expiring on June 9, 2004; 45,000 shares at $6.625 per share expiring on December 1, 2004; 50,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999, and expiring on November 10, 2005; 50,000 shares at $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 50,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.
(5) Consists of options to purchase common stock as follows: 100,000 shares at $3.00 per share expiring on August 3, 2001 (on April 5, 2001, the expiration date of such options was extended to April 9, 2003); 65,000 shares at $8.875 per share expiring on November 5, 2001; 100,000 shares at $3.00 per share expiring on August 3, 2002; 150,000 shares at $3.00 per share exercisable on August 3, 2001 and expiring on August 3, 2002; 45,000 shares at $6.625 per share expiring on December 1, 2004; 50,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999, and expiring on November 10, 2005; 50,000 shares at $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 50,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.
(6) Consists of options to purchase common stock as follows: 65,000 shares at $8.875 per share expiring on November 5, 2001; 150,000 shares at $1.50 per share expiring on August 3, 2002; 50,000 shares at $8.25 per share expiring on May 12, 2004; 100,000 shares at $7.25 expiring on July 18, 2004; 45,000 shares at $6.625 per share expiring on December 1, 2004; 50,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999, and expiring on November 10, 2005; 50,000 shares at $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 50,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.
(7) Consists of options to purchase common stock as follows: 55,000 shares at $8.875 per share expiring on November 5, 2001; 50,000 shares at $3.00 per share exercisable on August 3, 2001 and expiring on August 3, 2002; 45,000 shares at $6.625 per share expiring on December 1, 2004; 50,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999, and expiring on November 10, 2005; 50,000 shares at $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 50,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.
(8) Consists of options to purchase common stock as follows: 10,000 shares at $7.25 per share expiring on September 12, 2004; 35,200 shares at $6.625 per share expiring on December 1, 2004; 50,000 shares at $8.625 per share exercisable in installments of 20,000 shares beginning on November 10, 1999 and expiring on November 10, 2005; 50,000 shares at $5.75 per share exercisable in installments of 20,000 shares beginning on November 1, 2000, and expiring on November 1, 2006; and 50,000 shares at $4.0625 per share exercisable in installments of 20,000 shares beginning on October 18, 2001, and expiring on October 18, 2007.

Directors' Compensation

         FX Energy reimburses its directors for costs incurred by them in attending meetings of the Board of Directors and its committees. FX Energy does not pay any separate compensation to employees who serve on the Board of Directors.

         During 2000, FX Energy's outside directors, Peter L. Raven, Jay W. Decker and Dennis B. Goldstein, were paid cash fees of $18,000 each and granted options to purchase 10,000 shares of FX Energy's common stock each at an exercise price of $4.0625 per share. The exercise price for each of the foregoing options was equal to the market price of the common stock as of the date of grant. Effective July 1, 2000, FX Energy's outside director fees were increased to $20,000 per year by the Board of Directors. In light of the Company's cash position at the end of 2000, the outside director fees continue to be paid at the rate of $18,000 per year until the Company obtains additional funding. The unpaid increase was accrued for in FX Energy's financial statements dated December 31, 2000. In addition to the above amounts, Dennis B. Goldstein was paid a cash fee of $2,100 for special legal services.

Employment Agreements, Termination of Employment, and Change in Control

         FX Energy has entered into executive employment agreements with each of the Named Executive Officers, except for Thomas B. Lovejoy. Each employment agreement is for a three-year term and is automatically extended for an additional year on the anniversary date of such agreement. The agreements provided for annual salaries during 2000 of $218,568 for David N. Pierce, $162,655 for Andrew W. Pierce, $162,655 for Jerzy B. Maciolek; $127,075 for Scott J. Duncan, and $127,075 for Dennis L. Tatum. In addition, the Named Executive Officers may receive such bonuses or incentive compensation as the Board of Directors or Compensation Committee may deem appropriate. Each agreement provides that the Board of Directors or Compensation Committee may increase the base salary under the agreements at the beginning of each year, with such increases to be at least 7.5% for David N. Pierce, Andrew W. Pierce and Scott J. Duncan. Each executive officer is entitled under his respective employment agreement to certain continuation of compensation in the event the agreement is terminated upon death or disability or FX Energy terminates the agreement other than for cause.

         In addition to the foregoing terms, Mr. Maciolek's employment agreement provides for an annual bonus of $100,000 payable in cash, stock or options, as may be determined by the Board of Directors or the Compensation Committee, based on the progress of projects on which Mr. Maciolek is primarily engaged. On each of May 12, 1999, 2000 and 2001, Mr. Maciolek was entitled to receive a $100,000 contractual bonus that may be applied against the exercise of his options to purchase common stock. There is no contractual bonus provision in Mr. Maciolek's employment agreement for 2001.

         Each executive employment agreement provides that, on the occurrence of a change of control event, the employee may terminate the agreement. In the event of such termination, the employee is entitled to a termination payment equal to 150% of his annual salary (100% in the cases of Jerzy B. Maciolek and Dennis L. Tatum), and the value of previously granted employee benefits. Additionally, FX Energy is required to maintain certain benefits and, in the case of David N. Pierce, Andrew W. Pierce and Scott J. Duncan, repurchase outstanding options. Options held by Jerzy B. Maciolek and Dennis L. Tatum will immediately vest on such termination. For purposes of the foregoing, a change of control shall exist on any of the following events: (i) the sale by FX Energy of all or substantially all of its assets; (ii) a transaction or series of transactions resulting in a single person or group of persons under common control owning 25% of the outstanding common stock; (iii) a change in the composition of the Board of Directors so that more than 50% of the directors are persons neither nominated nor elected by the Board of Directors or any authorized committee; (iv) the decision by FX Energy to terminate its business and liquidate its assets; or (v) a merger or consolidation of FX Energy in which FX Energy's existing stockholders own less than 50% of the outstanding voting shares of the surviving entity.

Options Granted to Officers, Directors, Employees and Consultants

         FX Energy currently has outstanding options to purchase an aggregate of 4,312,417 shares that have been granted to officers, directors, employees and consultants of FX Energy. Of such options, 1,693,234 contain vesting limitations contingent on continuing association with FX Energy. These options are exercisable at prices ranging between $1.50 and $10.25 per share. Options issued to executive officers and directors contain terms providing that in the event of a change in control of FX Energy and at the election of the optionee, the unexercised options will be canceled, and FX Energy will pay to the optionee an amount equal to the number of unexercised options multiplied by the amount by which the fair market value of the common stock as of the date preceding the change of control event exceeds the option exercise price. The grants of options to officers and directors were not the result of arm's-length negotiations.

Report of the Compensation Committee

General

         Under the supervision of the Compensation Committee, FX Energy has developed and implemented compensation policies, plans and programs that seek to enhance FX Energy's ability to recruit and retain qualified executive and other personnel, including incentive bonuses and stock option and award programs that create long-term incentive for executive management and key employees by enabling them to acquire an equity stake in FX Energy.

         FX Energy's basic compensation practices consist of salary, bonus and stock options. In developing and implementing compensation policies and procedures, the Compensation Committee's objectives are to provide rewards for the long-term value of individual contribution and performance to FX Energy, provide rewards that are both recurring and nonrecurring and both financial and nonfinancial, provide for fairness and consistency, pay competitively, conduct an effective performance review process, and meet all legal requirements.

         The functions of the Compensation Committee are to:

         o review and recommend to the Board of Directors the amount and manner of compensation of the Chief Executive Officer for final determination by the Board of Directors;
         o consider the recommendations of the Chief Executive Officer respecting the amount and manner of compensation of the other executive officers and recommend to the Board of Directors the amount and manner of compensation for such executive officers for final determination by the Board of Directors;
         o consult with the Chief Executive Officer respecting the amount and manner of compensation for other executive level personnel;
         o counsel the Chief Executive Officer in personnel matters, management organization and long-range management succession or planning;
         o support an employment environment of equal opportunity without regard to discrimination on the basis of age, race, religion, sex or national origin;
         o prepare for inclusion in FX Energy's proxy or information statement for its annual stockholders' meeting disclosure of the Compensation Committee's compensation policies applicable to executive officers, including the specific relationship of corporate performance to executive compensation; and
         o        develop  and  administer  FX Energy's  stock  option and stock award plans for executive officers and other employees.

         The Compensation Committee met in November 1999, October 2000 and February 2001 to consider base salaries for 2000, year-end option awards for 2000, bonuses for 2000, and base salaries for 2001. The committee discussed with management in detail the performance of the Company and its executive officers, the Company's upcoming capital requirements, discretionary expenditures and alternative sources of capital.

2000 Compensation Review for Executives and Employees other than the Chief Executive Officer

         The Compensation Committee recommended and the Board of Directors approved the 2000 year-end raise and 2000 bonus for all executive officers other than the Chief Executive Officer by reference to an informal overview of compensation at similar companies, adjusted as the Compensation Committee deemed appropriate for variations in geographic location, size, emphasis on exploration as compared to the level of production and reserves, and profitability. Because of the foregoing variations, the group of similar firms reviewed by the Compensation Committee for this purpose did not include all of the firms included in the significantly larger peer group whose stock performance is reflected in the Performance Graph -

Comparison of Five-Year Cumulative Total Returns included within this document. In reviewing the performance of the Company and its executives, the Compensation Committee considered the extent to which the Company and its executives had accomplished objectives for the Company developed by discussion between the
Compensation Committee and management, the extent to which the Company's successes and failures in meeting objectives was or was not reasonably within the control or responsibility of FX Energy's management, and the recommendations of management. In respect to the 2000 bonuses, the Compensation Committee emphasized FX Energy's continued progress towards discovering, developing and marketing gas reserves in Poland, acquiring additional oil and gas assets in Poland, the individual performance of each executive, and in general, expanding FX Energy's strategic alliances and industry position. Based upon its discussions with management and the ongoing activities of FX Energy, the Compensation Committee recommended and the Board of Directors approved the 2000 base salary and 2000 bonuses as shown in the "Executive Compensation" table included within this proxy statement.

         In light of the Company's cash position at the end of 2000, the committee recommended to the Board of Directors that increases be accrued and that base salaries continue to be paid in 2001 at the same level as 1999 until the Company obtained additional funding. The Compensation Committee established the 2000 bonuses on February 13, 2001, and at that time similarly recommended that such bonuses not be paid until the Company obtained additional funding. Both of the Compensation Committee's recommendations were approved and implemented by the Board of Directors. See notes 1 and 2 to the table included under "Executive Compensation." Accordingly, all unpaid salary increases and unpaid bonus amounts have been accrued for in FX Energy's financial statements dated December 31, 2000.

         The Compensation Committee intends that stock options serve as a significant component of the Company's total compensation package in order to retain employees and to focus their efforts on enhancing stockholder value. Management proposed, the Compensation Committee recommended and the Board of Directors approved the year 2000 stock option awards for executives (other than the Chief Executive Officer whose stock options are discussed below) at the same level as 1999. On October 18, 2000, acting on recommendation of the Compensation Committee, the Board of Directors approved grants to 41 individuals, including 37 employees, one consultant and three outside directors, to purchase a total of 501,750 shares at a price of $4.0625 per share, the closing price of FX Energy's common stock on such date. Included in this number are options to purchase 310,000 shares granted to executive officers, as described above. All options granted will vest in three equal increments, commencing on the first anniversary of grant, with a seven-year exercise period.

2000 Chief Executive Officer Compensation Review

         The Compensation Committee recommended and the Board of Directors approved 2000 year-end raise and 2000 bonus of the Chief Executive Officer by reference to the informal overview of similar companies, adjusted as the Compensation Committee deemed appropriate for variations in geographic location, size, emphasis on exploration as compared to the level of production and reserves, and profitability. Because of the foregoing variations, the group of similar firms reviewed by the Compensation Committee did not include all of the firms included in the peer group whose stock performance is reflected in the Performance Graph - Comparison of Five-Year Cumulative Total Returns included within this document. In consideration of the same factors referred to above in the discussion of other executive salaries as they pertain to the Chief Executive Officer, the Compensation Committee recommended and the Board of Directors approved the 2000 base salary and 2000 bonus for the Chief Executive Officer as shown in the "Executive Compensation" table included within this proxy statement.

         The 2000 bonus for the Chief Executive Officer was awarded on the same basis as applied to other executives, except that objectives against which performance was measured also included continuing the development of FX Energy's relationships with the government of Poland and FX Energy's strategic partners, FX Energy's progress towards discovering, developing and marketing gas reserves in Poland, acquiring additional oil and gas assets in Poland, and expanding FX Energy's strategic alliances and industry position generally. Efforts to obtain additional funding, conceiving and implementing programs to achieve growth, maintaining compliance with regulatory requirements, achieving within the stockholder and the broader business community a high regard for the integrity of FX Energy and its management, were also considered, without any specific weight assigned to any specific factors. The Compensation Committee also weighed accomplishments and progress against various delays and impediments encountered and considered the degree to which material events and factors were or were not within the control of the Chief Executive Officer. Due to the nature of the Company's business, the Compensation Committee did not establish objective criteria in the determination of compensation for the Chief Executive Officer.

         In light of the Company's cash position at the end of 2000, the committee recommended to the of Directors that the Chief Executive Officer's salary continue to be paid in 2001 at the same level as 1999 until the Company obtained additional funding. The Compensation Committee established the Chief Executive Officer's 2000 bonus on February 13, 2001, and at that time similarly recommended that such bonus not be paid until the Company obtained additional funding. Both of the Compensation Committee's recommendations were approved and implemented by the Board of Directors. See notes 1 and 2 to the table included under "Executive Compensation." Accordingly, the unpaid salary increase and unpaid bonus amounts have been accrued for FX Energy's financial statements dated December 31, 2000.

         The  Compensation  Committee  intends  that  stock  options  serve as a significant component of the Chief Executive Officer's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing stockholder value. On October 18, 2000, upon the recommendation of the Compensation Committee, the Board of Directors awarded the Chief Executive Officer options to purchase 60,000 shares of common stock at a price of $4.0625 per share, the closing price of FX Energy's common stock on such date. The options granted will vest in three equal increments, commencing on the first anniversary of grant, with a seven-year exercise period.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee is a present or former officer of FX Energy or any subsidiary. There are no other interlocks. No member the Compensation Committee, his family, or his affiliate was a party to any material transactions with FX Energy or any subsidiary since the beginning of the last completed fiscal year. No executive officer of FX Energy serves as an executive officer, director, or member of a Compensation Committee of any other entity, an executive officer or director of which is a member of the Compensation Committee of FX Energy.

         The foregoing report has been furnished by:      Dennis B. Goldstein
                                                          Jay W. Decker
                                                          Peter L. Raven

Audit Committee Report

         The Audit  Committee  oversees the financial  reporting  process for FX
Energy on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements filed with the Company's quarterly reports on Form 10-Q.

         In accordance with Statements of Accounting Standards No. 61, 89 and 90 discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from FX Energy and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

         The Audit Committee has also met and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by FX Energy, and the selection of FX Energy's independent auditors with FX Energy management and its independent auditors.

         Pursuant to the  reviews and  discussions  described  above,  the Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

         The foregoing report has been furnished by:      Dennis B. Goldstein
                                                          Jay W. Decker
                                                          Peter L. Raven

Five-Year Performance Comparison Graph

         The following graph provides an indicator of cumulative total stockholder returns for FX Energy as compared with the total returns index for the Nasdaq Stock Market (U.S. companies) and an industry peer group for the past five years. The industry peer group selected by FX Energy is comprised of companies in the United States whose stock is traded on Nasdaq and which are included in Standard Industrial Code 131, or SIC 131, entitled "Crude Petroleum and Natural Gas." For the five-year period shown on the graph, the total number of industry peer group distinct issues is 101 and the total active issues on December 29, 2000, was 42. The industry peer group comprised of firms in SIC 131 is different than the group of firms the Compensation Committee used for comparison purposes in determining executive compensation. The Compensation Committee selected firms from SIC 131 that were similar to FX Energy in terms of geographic location and size, with emphasis on exploration as compared to the level of production and reserves, and profitability. For purposes of comparing five-year cumulative total stockholder returns, FX Energy believes that it is appropriate to provide five-year cumulative total stockholder returns data for the industry peer group based on a broader industrial classification code group involving a larger number of firms.

Comparison of Five-Year Cumulative Total Returns

         The plot points for the above graph are detailed in the following table:

                                               12/1995   12/1996    12/1997    12/1998   12/1999    12/2000
                                              ---------- --------- ---------- -------------------- ----------
FX Energy......................................100.00     450.00    325.00     506.25     268.75    178.15
Nasdaq stock market total return index.........100.00     123.14    150.70     212.51     323.73    237.62
Industry peer group (SIC 1310 - 1319)..........100.00     140.93    137.74      67.11      69.19    143.31

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are weighted on a daily basis, using the market capitalization of the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. FX Energy began trading on the Nasdaq market in June 1996; from January 1995 until June 1996, FX Energy traded on the Electronic Bulletin Board under the symbol FOEX.

                  APPROVAL OF 2000 STOCK OPTION AND AWARD PLAN

General

         On November 1, 2000, the Board of Directors of FX Energy approved the terms of the 2000 Stock Option and Award Plan (the "2000 Plan"). In order for certain 2000 Plan provisions relating to incentive stock options to be effective, it must be approved by the stockholders of FX Energy and is being submitted for such approval pursuant to this proxy statement.

Plan Summary

         The Board of Directors of FX Energy believes that it is important that senior management as well as other employees and individuals who contribute to the success of FX Energy have a stake in the enterprise as stockholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of their compensation program. The Board of Directors and the stockholders previously approved and adopted the 1995 Stock Option and Award Plan, the 1996 Stock Option and Award Plan, the 1997 Stock Option and Award Plan, the 1998 Stock Option and Award Plan and the 1999 Stock Option and Award Plan. Through December 31, 2000, options to purchase an aggregate of 2,474,917 shares had been granted under such plans, leaving 25,083 shares available under such plans. As the award of stock options is an important element of FX Energy's compensation program, the Board of Directors believes that another plan should be adopted.

         The 2000 Plan is intended to (a) attract competent directors, executive personnel and other employees, (b) ensure the retention of the services of existing directors, executive personnel and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of FX Energy by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

         The 2000 Plan is to be administered either by the Board of Directors or by the appropriate committee to be appointed from time to time by such Board of Directors. Currently, the Compensation Committee recommends actions respecting the 2000 Plan to the Board of Directors. Awards granted under the 2000 Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code, appreciation rights, options that do not qualify as ISOs, or stock bonus awards that are awarded to employees, officers and directors, who, in the opinion of the board or the committee, have contributed or are expected to contribute materially to the success of FX Energy. In addition, at the discretion of the Board of Directors or the committee, options or bonus stock may be granted to individuals who are not employees, officers or directors but contribute to the success of FX Energy.

         The exercise price of options granted under the 2000 Plan is to be determined by the Board of directors or the committee at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the 2000 Plan shall expire not later than 10 years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of FX Energy's Board of Directors or committee, by delivery of shares of common stock of FX Energy already owned by the optionee (valued at their fair market value at the date of exercise), a fully secured promissory note, or a combination thereof.

         All of the employees, officers and directors of FX Energy are eligible to participate under the 2000 Plan. A maximum of 600,000 shares are available for grant under the 2000 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by the Board of Directors or the committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

         The aggregate number of shares with respect to which options or stock awards may be granted under the 2000 Plan, the number of shares covered by each outstanding option, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share by share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the board or the committee, whose good faith determination shall be binding absent manifest error.

         The Board of Directors or the committee may from time to time alter, amend, suspend or discontinue the 2000 Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the 2000 Plan either in the aggregate or to any eligible employee; (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the 2000 Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the 2000 Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the 2000 Plan.

Certain Tax Matters

         A participant to whom a nonqualified option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. FX Energy will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year, which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

         If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares received that exceed the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

         Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

         Under the 2000 Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six-month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

         Under the terms of the 2000 Plan, the Board of Directors or the committee may also grant stock awards which may, at the discretion of such Board of Directors or committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the committee can require the payment of par value at the time of the grant). FX Energy will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

Vote Required

         Adoption of the 2000 Plan requires the approval of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will have the same legal effect as a vote against the approval of the 2000 Plan.

         The Board of Directors recommends a vote "FOR" the approval of the 2000 Plan. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the approval of the 2000 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Auditors

         The selection of FX Energy's auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of FX Energy's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in FX Energy's quarterly reports on Form 10-Q for that fiscal year were $59,325.

Financial Information Systems Design and Implementation Fees

         There were no services performed by PricewaterhouseCoopers, LLP for professional services rendered for information technology services relating to FX Energy's financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by PricewaterhouseCoopers, LLP for services rendered to FX Energy, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $56,298. The Audit Committee has considered whether the provision of the services rendered for financial information systems design and implementation and other nonaudit matters is compatible with maintaining PricewaterhouseCoopers LLPs' independence and concluded that their independence was not impaired by performing such work for the Company.

                              STOCKHOLDER PROPOSALS

         No proposals have been submitted by stockholders of FX Energy for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held during May 2002. Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2002 Annual Meeting of Stockholders of FX Energy, provided such proposals are received by FX Energy no later than December 24, 2001, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of FX Energy.

                                  OTHER MATTERS

         Management does not know of any business other than that referred to herein that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

         In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

                                             By Order of the Board of Directors

                                             FX ENERGY, INC.
                                             Scott J. Duncan, Secretary

Salt Lake City, Utah
April 20, 2001

                                   APPENDIX A

                                 FX ENERGY, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function; the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

         o review and appraise the audit efforts of the Company's independent accountants and accounting department;

         o provide an open avenue of communication among the independent accountants, financial and senior management, the accounting department, and the Board of Directors; and

         o fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the committee. All members of the committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the committee shall be elected by the board at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the committee may designate a chair by majority vote of the full committee membership.

III.     MEETINGS

         The committee shall meet at least two times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management, the director of the accounting department and the independent accountants in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately. In addition, the committee or at least its chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV.4 below).

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

         1.       Review  and  update  this  charter   periodically,   at  least
annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review the regular internal reports to management prepared by the accounting department and management's response.

         4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The chair of the committee may represent the entire committee for purposes of this review.

Independent Accountants

         5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the committee shall obtain a written representation from the accountants disclosing any significant relationships the accountants have with the Company to determine the accountants' independence.

         6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

         8. In consultation with the independent accountants and the accounting department, review the integrity of the organization's financial reporting processes, both internal and external.

         9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the accounting department.

Process Improvement

         11.      Establish  regular and  separate  systems of  reporting to the
Audit Committee by each of management, the independent accountants and the accounting department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         12. Following completion of the annual audit, review separately with each of management the independent accountants and the accounting department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to information.

         13. Review any significant disagreement among management and the independent accountants or the accounting department in connection with the preparation of the financial statements.

         14. Review with the independent accountants, the accounting department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the committee.)

Ethical and Legal Compliance

         15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this code.

         16. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

         17.      Review    activities,     organizational     structure,    and
qualifications of the accounting department.

         18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

         19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

         20. Perform any other activities consistent with this charter, the Company's Bylaws and governing law, as the committee or the board deems necessary or appropriate.

                                      PROXY

                                 FX ENERGY, INC.

Annual Meeting of the Stockholders of        (This Proxy is Solicited on Behalf
FX Energy, Inc. on June 5, 2001                   of the Board of Directors)

         The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, with full power of substitution, to vote the shares of common stock of FX ENERGY, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held at Little America Hotel, 500 South Main, Salt Lake City, Utah, on June 5, 2001, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted "FOR" each proposal.

         To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

         The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

         1. To elect each of the following nominees to serve as a director for a term expiring at the 2004 Annual Meeting of the Stockholders of the Company and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name.

                  Thomas B. Lovejoy       Scott J. Duncan    Dennis B. Goldstein

         2.       To approve  the FX Energy,  Inc.  2000 Stock  Option and Award
                  Plan.

                  FOR   [ ]      AGAINST     [ ]    WITHHOLD AUTHORITY      [ ]

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment (s) thereof.

                  FOR   [ ]      AGAINST     [ ]    WITHHOLD AUTHORITY      [ ]

Please print your name and sign exactly as your name appears in the records of the Company. When shares are held by joint tenants, both should sign.

Dated: _______________________________


______________________________________           _______________________________
Signature                                        Signature (if held jointly)

______________________________________           _______________________________
Print Name                                       Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:                 FX ENERGY, INC.
                                      3006 HIGHLAND DRIVE, SUITE 206
                                      SALT LAKE CITY, UTAH  84106